Exhibit 23.3
633 SEVENTEENTH STREET, SUITE 1700        DENVER, COLORADO 80202    (303) 339-8110

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our report letter dated January 12, 2021, included in or made a part of this Registration Statement on Form S-8, including any amendments thereto, of Bonanza Creek Energy, Inc., in accordance with the requirements of the Securities Act of 1933, as amended.

	By:	/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Denver, Colorado
June 22, 2021